Exhibit 10.2

AGREEMENT

THIS AGREEMENT is entered into, effective as of                                         , between DOMINION RESOURCES, INC., a Virginia corporation (the “Company”), and                                          (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract highly qualified persons as directors and officers;

WHEREAS, the Indemnitee is a director or officer of the Company;

WHEREAS, the Company’s restated Articles of Incorporation, as amended (the “Articles of Incorporation”), set forth the general indemnification provisions applicable to directors and officers of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other legal proceedings currently facing directors and officers of corporations, the related exposure of directors and officers to liability for expenses associated with such litigation and other legal proceedings, and the desirability for mandatory advancement of such expenses, subject to certain conditions; and

WHEREAS, in recognition that it is in the best interest of the Company to provide protection against personal liability for expenses in such circumstances in order to enhance the Indemnitee’s continued and effective service to the Company, and to induce the Indemnitee to provide continued services to the Company as a director or officer, the Company wishes to provide in this Agreement for the mandatory advancement of reasonable expenses to the Indemnitee in such circumstances, as permitted by Sections 13.1-697, 13.1-702 and 13.1-704 of the Virginia Stock Corporation Act (“VSCA”) and Article VI, Section 2 of the Company’s Articles of Incorporation, and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and mutual covenants recited herein, the parties agree as follows:

1. Certain Definitions:

(a) Board: The Board of Directors of the Company.

(b) Expenses: Any reasonable expense, including without limitation, reasonable counsel fees incurred in connection with preparing for or defending against or serving as a witness in any Proceeding (including all appeals thereof). All such Expenses shall be deemed ordinary and necessary to the Indemnitee’s continued and effective service to the Company, and no such Expense shall be considered an extraordinary payment.

(c) Proceeding: Any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal (including a proceeding brought by or in the right of the Company) brought by reason of the fact that the Indemnitee is or was a director or officer of the Company or serving at the request of the Company as a director, trustee, partner, officer or employee of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(d) Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions located in the Commonwealth of Virginia or the State of New York are authorized or obligated by law or executive order to close.

2. Agreement to Advance Expenses.

(a) Advancement of Expenses. The Company shall pay for or reimburse the Expenses incurred by the Indemnitee in advance of final disposition of a Proceeding or the making of any determination of eligibility for indemnification pursuant to the Company’s Articles of Incorporation (an “Expense Advance”), if so requested by the Indemnitee, provided that the Company shall not make an Expense Advance to the Indemnitee unless and until it shall have received, substantially in the form attached hereto as Exhibit A, a request for such Expense Advance, which request shall include: (i) a written statement, executed personally by the Indemnitee, of the Indemnitee’s good faith belief that, in his or her conduct relevant to the Proceeding, he or she (A) conducted himself or herself in good faith; (B) believed (x) in the case of conduct in his or her capacity as a director or officer, that his or her conduct was in the Company’s best interests and (y) in all other cases, that his or her conduct was at least not opposed to the Company’s best interests; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful ((A), (B) and (C), collectively being referred to herein as the “Standard of Conduct”) and (ii) a written undertaking, executed personally by the Indemnitee, to repay the Expense Advance if (A) the Indemnitee does not entirely prevail in the defense of the Proceeding and (B) it is ultimately determined by a court of relevant jurisdiction that (x) with respect to a Proceeding by or in the right of the Company, that he or she is not entitled to indemnification, considering all the relevant circumstances, or (y) with respect to any other Proceedings, he or she did not meet the Standard of Conduct. The Company shall pay an Expense Advance promptly after receipt by the Company of the Indemnitee’s completed request for such Expense Advance and a determination of reasonableness of the Expenses for which such Expense Advance is sought in the manner provided in Section 13.1-699(C) of the VSCA or Article VI, Section 5 of the Company’s Articles of Incorporation, as applicable. The Indemnitee shall be obligated to repay any Expense Advance promptly following a written notice to the Indemnitee by the Company of a final determination (after exhaustion or waiver by the Indemnitee of all rights of appeal) as described in clauses (ii)(B)(x) or (y) above. Any request for an Expense Advance shall be accompanied by an itemization, in reasonable detail, of the Expenses for which an Expense Advance is sought. The undertaking required by this Section 2(a) shall be an unlimited general obligation of the Indemnitee but need not be secured.

(b) Indemnification and Advancement for Expenses Incurred in Enforcing Rights. The Company shall indemnify the Indemnitee for Expenses that are incurred by the Indemnitee in connection with any successful action brought by the Indemnitee for enforcement of this Agreement. Determinations regarding the reasonableness of such Expenses shall be made in the manner provided in Section 13.1-699(C) of the VSCA or Article VI, Section 5 of the Company’s Articles of Incorporation, as applicable.

(c) Exception to Obligation to Advance Expenses. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to advancement of Expenses pursuant to this Agreement in connection with any Proceeding:

(i) initiated by the Indemnitee against the Company or any director or officer of the Company, unless the Company has joined in or the Board has consented to the initiation of such Proceeding, or the Proceeding is one to enforce indemnification or advancement rights under Section 2(b); or

(ii) initiated by or on behalf of the Company against the Indemnitee, if the Board has consented to the initiation of such Proceeding.

3. Non-Exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the laws of the Commonwealth of Virginia, the Company’s Articles of Incorporation, the Company’s Amended and Restated By-laws, applicable law, or otherwise.

4. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

5. No Duplication of Payments. The Company shall not be required under this Agreement to make any Expense Advance to the Indemnitee to the extent the underlying Expense has previously been paid or reimbursed, whether under the Company’s Articles of Incorporation, the Company’s Amended and Restated By-laws, any insurance policy, by law, or otherwise (the “Other Payment”). To the extent the Indemnitee receives the Other Payment for the underlying Expense after the Expense Advance has been made by the Company to the Indemnitee under this Agreement, the Indemnitee shall promptly reimburse the Company for the Expense Advance after receipt by the Indemnitee of such Other Payment.

6. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns (including any direct or indirect successor of the Company by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), as well as spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or a director, trustee, partner, officer, or employee of another corporation, an affiliated corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise at the Company’s request.

7. Severability. Any provision (or any portion thereof) of this Agreement shall not be effective if and to the extent that it is determined to be contrary to the Company’s Articles of Incorporation or applicable laws of the Commonwealth of Virginia, but the other provisions of this Agreement shall not be affected by such determination.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

9. Notices. All requests pursuant to Section 2(a) hereof and notices or other communications hereunder (collectively, “Notices”) shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business Day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

to the Company at:

100 Tredegar Street
Richmond, Virginia 23219
Attn: Corporate Secretary
Facsimile: 804-819-2232
Email: Carter.Reid@Dom.com and to the Indemnitee at:

Notice of change of address shall be effective only when given in accordance with this Section.

*    *    *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first above written.

COMPANY:	DOMINION RESOURCES, INC.,
a Virginia corporation

By:
	Name:	Carter M. Reid
	Title:	Vice President - Governance and Corporate Secretary

INDEMNITEE:

By:

Exhibit A

REQUEST, STATEMENT OF CONDUCT AND UNDERTAKING

Dominion Resources, Inc.

100 Tredegar Street

Richmond, Virginia 23219

facsimile: 804-819-2232

email: Carter.Reid@dom.com

Attn: Corporate Secretary

To Whom It May Concern:

I request, pursuant to Section 2 of the Agreement, dated as of                                  (the “Agreement”), between Dominion Resources, Inc. (the “Company”) and me, that the Company advance Expenses (as such term is defined in the Agreement) incurred in connection with [describe Proceeding] (the “Proceeding”).

I believe, in good faith, that my conduct that is relevant to the Proceeding met the Standard of Conduct as defined in and required by Section 2(a)(i).

I undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if any of the conditions set forth in Section 2(a)(ii) requiring such repayment shall occur. I will make such repayment promptly following written notice to me by the Company that such repayment is required under the Agreement.

I agree that payment by the Company of my Expenses in connection with the Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that I am entitled to indemnification.

By:
[Name]

Date: